UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2010

ICOP DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Colorado	001-32560	84-1403152
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Registrant’s telephone number, including area code: 913-338-5550
N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 18, 2010, we received a letter from the Nasdaq Stock Market (“Nasdaq”) advising us that we are not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires that we maintain a minimum of $2,500,000 in shareholders’ equity for continued listing.

In our quarterly report on Form 10-Q for the quarter ended September 30, 2010, our unaudited Condensed Balance Sheet listed our shareholders’ equity at $2,350,076, or below the $2,500,000 minimum required for continued listing.

As we have previously publicly announced, we and the Financing Transaction Investors have agreed to settle all claims arising from the Financing Transaction and the Financing Transaction Litigation.  We recorded a contingency expense in the amount of $1,038,000 related to this settlement in our September 30 balance sheet.  For additional information about the contingency expense, see Note 10 to the Consolidated Financial Statements in our September 30, 2010 10-Q.

The $1,038,000 contingency expense reflects our obligation, as part of the settlement, to issue an aggregate of 600,000 shares of common stock (the “Settlement Shares”) to the Financing Transaction Investors in exchange for their surrender of the Series 1 Warrants and the dismissal of all claims in and related to the Financing Transaction Litigation (the “3(a)(10) Exchange”).

The 3(a)(10) Exchange is being effected pursuant to the exemption from registration provided by Section 3(a)(10) of the Securities Act (the “3(a)(10) Exemption”).  On November 18, 2010, the Court in the Financing Transaction Litigation found that the terms and conditions of the 3(a)(10) Exchange are fair to the Financing Transaction Investors.  The Settlement Shares will be issued to the Financing Transaction Investors upon acceptance of the Settlement Shares for listing on Nasdaq.

Nasdaq has given us 45 days to submit a plan to regain compliance with Nasdaq Rule 5550(b)(1).  When the Settlement Shares are issued, which we anticipate to occur in the near future, the contingency expense will be cancelled and the $1,038,000 value of the Settlement Shares will be added to shareholders’ equity.  At that time, our shareholders’ equity will again exceed $2,500,000 and we will regain compliance with Nasdaq Rule 5550(b)(1).

Forward-Looking Statements

This report contains forward-looking statements.  You should not rely on forward-looking statements because they are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.  The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, listing the Settlement Shares on Nasdaq, our history of losses and negative cash flow, our reliance on third-party financing, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products.  This, plus other uncertainties and factors described in our reports and our most-recent prospectus filed with the Securities and Exchange Commission, could materially affect the Company and our operations.  These documents are available electronically without charge at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated November 19, 2010	ICOP DIGITAL, INC.

By: /s/ David C. Owen
Name: David C. Owen
Title: Chief Executive Officer